Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of January 31, 2018 by and among Colony NorthStar Credit Real Estate, Inc., a Maryland corporation (the “Company”), Colony Capital Operating Company, LLC, a Delaware limited liability company (“CCOC”), and NRF RED REIT Corp., a Maryland corporation (“RED REIT”). Certain capitalized terms used herein shall have the meanings ascribed to such terms in Section 1.1.

RECITALS:

WHEREAS, this Agreement is being made pursuant to the terms of that certain Amended and Restated Master Combination Agreement, dated as of November 20, 2017 (the “Combination Agreement”), by and among the Company, Credit RE Operating Company, LLC, a Delaware limited liability company (“Company OP”), CCOC, RED REIT, NorthStar Real Estate Income Trust, Inc., a Maryland corporation, NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership, NorthStar Real Estate Income II, Inc., a Maryland corporation, and NorthStar Real Estate Income Operating Partnership II, LP, a Delaware limited partnership;

WHEREAS, pursuant to the Combination Agreement, CCOC and RED REIT are receiving on the date hereof shares of Common Stock (as defined below) and OP Units (as defined below), respectively, in exchange for their respective contributions to the Company;

WHEREAS, pursuant to the terms of Section 15.1 and the other related provisions of the Amended and Restated Limited Liability Company Agreement of Company OP, dated as of the date hereof, and subject to the various limitations and conditions contained therein, the Holders will be entitled to redeem any OP Units then held by them for cash or, at the Company’s election, shares of Class A Common Stock; and

WHEREAS, the Company has agreed to grant the Holders the registration rights described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Certain Definitions. In this Agreement, the following terms have the following respective meanings:

“Agreement” has the meaning ascribed to it in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

“CCOC” has the meaning ascribed to it in the Preamble.

“Class A Common Stock” means shares of the class A common stock of the Company, par value $0.01 per share.

“Class B-3 Common Stock” means shares of the class B-3 common stock of the Company, par value $0.01 per share.

“Combination Agreement” has the meaning ascribed to it in the Recitals.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock.

“Company Notice” has the meaning ascribed to it in Section 2.3(b).

“Company OP” has the meaning ascribed to it in the Recitals.

“End of Suspension Notice” has the meaning ascribed to it in Section 2.5(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means (i) CCOC, (ii) RED REIT and (iii) each Person holding Registrable Shares as a result of a transfer, distribution or assignment to that Person of Registrable Shares (other than pursuant to an effective Registration Statement or Rule 144); provided that, if applicable, such transfer, distribution or assignment is (A) made in accordance with Section 2.11 of this Agreement and (B) permitted under the Company OP Agreement or the Articles of Amendment and Restatement of the Company as filed with the State Department of Assessments and Taxation of Maryland on January 31, 2018, as the same may be amended, modified or supplemented from time to time.

“Indemnified Party” has the meaning ascribed to it in Section 2.9(c).

“Indemnifying Party” has the meaning ascribed to it in Section 2.9(c).

“Issuer Shelf Registration Statement” has the meaning ascribed to it in Section 2.2(a).

“Losses” has the meaning ascribed to it in Section 2.9(a).

“Majority Selling Holders” means the Holders holding at least a majority of the Registrable Shares proposed to be included by the Holders in an underwritten sale, if any of their Registrable Shares are proposed to be included in an underwritten sale of Registrable Shares.

“Maximum Number of Shares” has the meaning ascribed to it in Section 2.4(b).

“Notice and Questionnaire” has the meaning ascribed to it in Section 2.1(c).

“NYSE” means the New York Stock Exchange.

“OP Units” means common units of membership interest issued by Company OP that are redeemable for cash or, at the option the Company, shares of Class A Common Stock.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

“Piggyback Registration” has the meaning ascribed to it in Section 2.4(a).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement or any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), with respect to the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“RED REIT” has the meaning ascribed to it in the Preamble.

“Redemption Shares” has the meaning ascribed to it in Section 2.2(a).

“Registrable Shares” means, with respect to any Holder, (i) (A) the shares of Class A Common Stock issued pursuant to the Combination Agreement or (B) the shares of Class A Common Stock that shares of Class B Common Stock issued pursuant to the Combination Agreement are converted or are convertible into, either owned of record or beneficially by such Holder, (ii) the shares of Class A Common Stock that are issued or issuable to such Holder upon redemption of any OP Units and (iii) any additional securities issued or issuable as a dividend or distribution on, in exchange for, or otherwise in respect of, such shares of Class A Common Stock (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise); provided that shares of Class A Common Stock shall cease to be Registrable Shares with respect to any Holder at the time all such remaining shares of Common Stock issued pursuant to the Combination Agreement can be sold in a single calendar quarter without registration pursuant to Rule 144.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including (i) all fees of the Commission, the NYSE or such other exchange on which the Registrable Shares are listed from time to time, and FINRA, (ii) all fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws (including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA and NYSE or other applicable exchange), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on the NYSE or other applicable exchange pursuant to Section 2.6(j), (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including the expenses of any special audit, agreed upon procedures and “cold comfort” letters required by or incident to such performance), and (vi) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses will exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in clause (ii) above.

“Registration Statement” means a Resale Shelf Registration Statement and/or an Issuer Shelf Registration Statement.

“Resale Shelf Registration Statement” means any one or more registration statements of the Company filed under the Securities Act, including a registration statement on Form S-3 or a registration statement on Form S-11 (or any successor form or other appropriate form under the Securities Act), as applicable, whether pursuant to a Piggyback Registration or otherwise, covering the resale of any of the Registrable Shares pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statements, including post-effective amendments and new registration statements, in each case including the prospectus contained therein, all exhibits thereto and all materials and documents incorporated by reference therein.

“Rule 144,” “Rule 158,” “Rule 415” or “Rule 424,” respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

“Selling Expenses” means, if any, all underwriting or broker fees, discounts and selling commissions or similar fees or arrangements and transfer taxes allocable to the sale of the Registrable Shares included in the applicable offering.

“Selling Holder” means a Holder who is selling Registrable Shares pursuant to a registration statement under the Securities Act pursuant to the terms hereof.

“Suspension Event” has the meaning ascribed to it in Section 2.5(c).

“Suspension Notice” has the meaning ascribed to it in Section 2.5(c).

“Underwritten Offering” has the meaning ascribed to it in Section 2.3(a).

“Underwritten Offering Request” has the meaning ascribed to it in Section 2.3(a).

ARTICLE II

REGISTRATION RIGHTS

Section 2.1    Resale Shelf Registration Statement.

(a)    Subject to Section 2.5, the Company shall use commercially reasonable efforts to (i) prepare and file, on or before the date that is thirteen (13) months after the date hereof, a Resale Shelf Registration Statement (which will be a “shelf” registration statement with respect to the resale of Registrable Shares by the Holders thereof on an appropriate form that complies in all material respects with applicable Commission rules for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act) that permits registration of Registrable Shares for resale by the Holders thereof in accordance with the methods of distribution elected by the Holders and set forth in the Resale Shelf Registration Statement and (ii) if such Resale Registration Statement is not declared effective automatically, cause such Resale Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. Subject to Section 2.5, the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement continuously effective until such time as all of the shares of Common Stock covered by the Resale Shelf Registration Statement are no longer Registrable Shares.

(b)    The Company shall prepare and file such additional registration statements as necessary every three (3) years and use its commercially reasonable efforts to cause such registration statements to become effective so that a Resale Shelf Registration Statement remains continuously effective, subject to Section 2.5, with respect to resales of Registrable Shares as and for the periods required under Sections 2.1(a) (each such subsequent registration statement to constitute a Resale Shelf Registration Statement hereunder).

(c)    At the request of the Company (which request, if made, shall be made at least ten (10) Business Days before any filing of a Resale Shelf Registration Statement), each Holder shall deliver a duly completed and executed written notice (each such notice, a “Notice and Questionnaire”) to the Company (i) confirming such Holder’s desire to include Registrable Shares held by it in a Resale Shelf Registration Statement, and (ii) containing all information about such Holder required to be included in such registration statement in accordance with applicable law, including Item 507 of Regulation S-K promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto. At the time a Resale Shelf Registration Statement becomes effective, each Holder that has delivered a duly completed and executed Notice and Questionnaire to the Company (if requested by the Company) on or prior to the date five (5) Business Days prior to such time of effectiveness shall be named as a Selling Holder in such Resale Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Shares in accordance with applicable law. If required by applicable law, subject to the terms and conditions hereof, after effectiveness of the Resale Shelf Registration Statement, the Company shall file a supplement to such prospectus or amendment to the Resale Shelf Registration Statement not less than once a quarter as necessary to name as Selling Holders therein any Holders that provide to the Company a duly completed and executed Notice and Questionnaire and shall use commercially reasonable efforts to cause any post-effective amendment to such Resale Shelf Registration Statement filed for such purpose to be declared effective by the Commission as promptly as reasonably practicable after the filing thereof. Any Holder that has not delivered a duly completed and executed Notice and Questionnaire, if requested by the Company, shall not be entitled to be named as a Selling Holder in, or have the Registrable Shares held by it covered by, a Resale Shelf Registration Statement.

Section 2.2    Issuer Shelf Registration Statement

(a)    The Company may, at its option, satisfy its obligation to prepare and file a Resale Shelf Registration Statement pursuant to Section 2.1 with respect to Class A Common Stock issuable upon exchange of OP Units by preparing and filing a registration statement on an appropriate form that complies in all material respects with applicable Commission rules for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (an “Issuer Shelf Registration Statement”) providing for the issuance by the Company, from time to time, to the Holders of such OP Units, of shares of Class A Common Stock registered under the Securities Act (the “Redemption Shares”) and using commercially reasonable efforts to (i) prepare and file on or before the date that is thirteen (13) months after the date hereof, such Issuer Shelf Registration Statement and (ii) if such Issuer Shelf Registration Statement is not declared effective automatically, cause such Issuer Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter. Subject to Section 2.5, the Company shall use commercially reasonable efforts to keep the Issuer Shelf Registration Statement continuously effective for a period expiring on the date all of the OP Units pursuant to which Registrable Shares may be issued have been redeemed for Class A Common Stock. If the Company exercises its rights under this Section 2.2, Holders shall have no right to have Class A Common Stock issued or issuable upon exchange of OP Units included in a Resale Shelf Registration Statement pursuant to Section 2.1.

(b)    The Company shall prepare and file such additional registration statements as necessary every three (3) years and use its commercially reasonable efforts to cause such registration statements to become effective so that an Issuer Shelf Registration Statement remains continuously effective, subject to Section 2.5, with respect to issuances of Redemption Shares as and for the period required under Section 2.2(a) (each such subsequent registration statement to constitute an Issuer Shelf Registration Statement hereunder).

Section 2.3    Underwritten Offering.

(a)    Subject to the provisions hereof, including Section 2.5, each Holder (or Holders in the aggregate) that hold(s) Registrable Shares may make a written request (an “Underwritten Offering Request”) to the Company to effect the sale of all or part of the Registrable Shares through an underwritten public offering under the Securities Act (an

“Underwritten Offering”) which Underwritten Offering Request shall specify the number of Registrable Shares to be sold in the Underwritten Offering. The Company shall use commercially reasonable efforts to effect an Underwritten Offering under the Resale Shelf Registration Statement or the Issuer Shelf Registration Statement, as applicable, including filing any prospectus supplement or amendments thereunder, within thirty (30) days after receipt of an Underwritten Offering Request. Notwithstanding the foregoing, the Company will not be required to effect an Underwritten Offering pursuant to this Section 2.2(a):

(i)    if such request results in the cumulative requests for Underwritten Offerings by such Holders, for which an Underwritten Offering was effected pursuant to this Section 2.3(a), exceeding three (3) such requests;

(ii)    within 120 days following the last date on which an Underwritten Offering was effected pursuant to this Section 2.3 or during any lock-up period required by the underwriters in any prior Underwritten Offering conducted by the Company on its own behalf or on behalf of Selling Holders; or

(iii)    during the period commencing on the date fifteen (15) days prior to the Company’s good faith estimate of the date on which the Company intends to effect an Underwritten Offering (provided the Company is actively employed in good faith commercially reasonable efforts to effect such Underwritten Offering), and ending on a date thirty (30) days after the pricing of such Underwritten Offering.

(b)    Within ten (10) days after receipt of any Underwritten Offering Request in accordance with the terms of Section 2.3(a), the Company shall give written notice of the proposed Underwritten Offering to all other Holders of Registrable Shares (a “Company Notice”), and each Holder who wishes to participate in such Underwritten Offering shall notify the Company in writing within five (5) Business Days after the receipt by such Holder of the Company Notice, and shall specify in such notice the number of Registrable Shares to be included in the Underwritten Offering.

(c)    The Majority Selling Holders to be included in an Underwritten Offering shall be entitled to select the managing underwriters for any such Underwritten Offering, subject to the approval of the Company, such approval not to be unreasonably withheld. The Company shall cooperate with the Holder(s) and such managing underwriters in connection with any such offering, including entering into such customary agreements (including underwriting and lock-up agreements in customary form) and taking all such other customary actions as the Holders or the managing underwriters of such Underwritten Offering reasonably request in order to expedite or facilitate the disposition of the Registrable Shares subject to such Underwritten Offering, including the obligations described in Section 2.6.

(d)    Any Underwritten Offering Request hereunder shall be made to the Company in accordance with the notice provisions of this Agreement.

Section 2.4    Piggy-Back Registration Rights.

(a)    If at any time the Company proposes to effect an underwritten offering of any of its securities for its own account or for the account of other security holders of the Company (other than a registration statement on Forms S-4 or S-8) that permits the inclusion of the Registrable Shares (a “Piggyback Registration”), then the Company will give the Holders written notice thereof as soon as practicable (but in no event less than ten (10) Business Days prior to the anticipated offering date) and, subject to Section 2.4(b), will include in such offering all Registrable Shares requested to be included therein pursuant to the written request of one or more Holders received within five (5) Business Days after delivery of the Company’s notice. The Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Shares requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company included therein. Participation in a Piggyback Registration as provided in this Section 2.4 shall not count as an Underwritten Offering Request for purposes of Section 2.3.

(b)    (i) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriters advise the Company and the Holders that, in the reasonable opinion of the managing underwriters, the number of shares of Class A Common Stock proposed to be included in such registration exceeds the number of shares of Class A Common Stock that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the offering price per share) (such maximum number of shares, the “Maximum Number of Shares”), the Company will include in such registration, unless otherwise agreed by the Company and the Holders, (A) first, the number of shares of Common Stock that the Company proposes to sell, and (B) second, the Registrable Shares of Holders (which shall be allocated among the Holders on a pro rata basis according to the number of Registrable Shares requested to be included by each such Holder).

(ii)    If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of shares of Common Stock other than under this Agreement, and the managing underwriters advise the Company that, in the reasonable opinion of the managing underwriters, the number of shares of Common Stock proposed to be included in such registration exceeds the Maximum Number of Shares, then the Company will include in such registration, unless otherwise agreed by Company and the holders (including the Holders, if any), (A) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration, (B) second, the number of shares of Common Stock that the Company proposes to sell and (C) third, the Registrable Shares of Holders (which shall be allocated among the Holders on a pro rata basis according to the number of Registrable Shares requested to be included by each such Holder).

(c)    If any Piggyback Registration is a primary or secondary underwritten offering, the Company will have the right to select, in its sole discretion, the managing underwriter or underwriters to administer any such offering.

(d)    The Company will not grant to any Person the right to request the Company to register any Common Stock in a Piggyback Registration unless such rights are consistent with the provisions of this Section 2.4.

Section 2.5     Suspension.

(a)    Subject to the provisions of this Section 2.5 and a good faith determination by the Company that it is in the best interests of the Company to suspend the use of any Registration Statement, following the effectiveness of such Registration Statement (and the filings with any U.S. federal or state securities commissions), the Company, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to such Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than sixty (60) consecutive days or ninety (90) days in any twelve (12)-month period), if any of the following events will occur: (i) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed offer or sale of securities involving the Company; (ii) there is material non-public information regarding the Company that (A) the Company determines not to be in the Company’s best interest to disclose, (B) would, in the good faith determination of the Company, require any revision to the Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) the Company is not otherwise required to disclose; or (iii) there is a significant bona fide business opportunity (including the acquisition or disposition of assets (other than in the ordinary course of business), including any significant merger, consolidation, tender offer or other similar transaction) available to the Company that the Company determines not to be in the Company’s best interests to disclose.

(b)    Upon the earlier to occur of (i) the Company delivering to the Holders an End of Suspension Notice, or (ii) the end of the maximum permissible suspension period, the Company will use commercially reasonable efforts to promptly amend or supplement the Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Registration Statement so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(c)    In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company will give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Shares, and such notice will state that such suspension will continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Registration Statement as promptly as possible. The Holders will not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. If so directed by the Company, each Holder will deliver to the Company (at the reasonable expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

Section 2.6    Registration Procedures. In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company will:

(a)    prepare and file with the Commission, as specified in this Agreement, each Registration Statement, which will comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use commercially reasonable efforts to cause any Registration Statement to become and remain effective as set forth in Sections 2.1, 2.2 and 2.3, as applicable;

(b)    subject to Section 2.5, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Sections 2.1, 2.2 and 2.3, as applicable, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution specified by the Holders of Registrable Shares covered by such Registration Statement;

(c)    furnish to the Holders of Registrable Shares covered by a Registration Statement, without charge, such number of copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as any such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company hereby consents to the use of such Prospectus, including each preliminary Prospectus, by such Holders in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d)    use commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such domestic jurisdictions as any Holder covered by a Registration Statement may reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Sections 2.1, 2.2 and 2.3, as applicable, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)    notify each Holder with Registrable Shares covered by a Registration Statement promptly and, if requested by any such Holder, confirm such advice in writing (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information will be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus until the requisite changes have been made);

(f)    during the period of time referred to in Sections 2.1, 2.2 and 2.3, as applicable, use its best efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(g)    upon request, furnish to each requesting Holder with Registrable Shares covered by a Registration Statement, without charge, at least one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h)    except as provided in Section 2.5, upon the occurrence of any event contemplated by Section 2.6(e)(iv), use commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

(i)    enter into customary agreements and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in any Registration Statement;

(j)    use commercially reasonable efforts (including seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares or Redemption Shares on any securities exchange on which such Registrable Shares or Redemption Shares are then listed or included, and enter into such customary agreements including a supplemental listing application and indemnification agreement in customary form;

(k)    prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of any Registration Statement as required by Sections 2.1, 2.2 and 2.3, as applicable, register the Registrable Shares or Redemption Shares, as applicable, under the Exchange Act and maintain such registration through the effectiveness period required by Sections 2.1, 2.2 and 2.3, as applicable;

(l)    (i) otherwise use commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering at least twelve (12) months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement will have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof; provided, however, that the Company may file such Registration Statement or Prospectus or amendment or supplement following such time as the Company will have made a good faith effort to resolve any such issue with the objecting Holder and will have advised the Holder in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

(m)    cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n)    in connection with any sale or transfer of Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates will not bear any transfer restrictive legends arising under federal or state securities laws, and to enable such Registrable Shares to be in such denominations and registered in such names as the Holders may request at least three (3) Business Days prior to any sale of the Registrable Shares;

(o)    cause management of the Company to cooperate as may be reasonably requested with each of the Holders of Registrable Shares covered by a Registration Statement (i) with respect to sales or placements of Registrable Shares, including by participating in roadshows in connection with an underwritten offering, one-on-one meetings with institutional investors, and (ii) with respect to all sales or placements, any request for information or other diligence request by any such Holder or any underwriter;

(p)    in connection with an underwritten offering, use commercially reasonable efforts to obtain a “comfort” letter from the independent public accountants for the Company and any acquisition target of the Company whose financial statements are required to be included or incorporated by reference in any Registration Statement, in form and substance customarily given by independent certified public accountants in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of the Registrable Shares being sold pursuant to each Registration Statement;

(q)    execute and deliver all instruments and documents (including an underwriting agreement or placement agent agreement, as applicable in customary form) and take such other actions and obtain such certificates and opinions as sellers of the Registrable Shares being sold reasonably request in order to effect a public offering of such Registrable Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the offering is an underwritten offering, (i) make such representations and warranties to the Holders of such Registrable Shares and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement and documents, if any, incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, and (ii) use commercially reasonable efforts to furnish to the selling Holders and underwriters of such Registrable Shares opinions and negative assurance letters of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) will be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling Holders of the Registrable Shares), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and any such underwriters; and

(r)    upon reasonable request by a Holder, the Company will file an amendment to any applicable Registration Statement (or Prospectus supplement, as applicable), to name additional Holders of Registrable Shares or otherwise update the information provided by any such Holder in connection with such Holder’s disposition of Registrable Shares.

Section 2.7    Required Information.

(a)    In addition to the Notice and Questionnaire, the Company may require the Holders to furnish in writing to the Company such information regarding such Holder and the proposed distribution of Registrable Shares by such Holder as the Company may from time to time reasonably request in writing or as will be required to effect the registration of the Registrable Shares, and no Holder will be entitled to be named as a selling stockholder in any Registration Statement or use the Prospectus forming a part thereof if such Holder does not provide such information to the Company, if so requested. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

(b)    Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(e)(ii), Section 2.6(e)(iii) or Section 2.6(e)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until (i) any such stop order is vacated, or (ii) if an event described in Section 2.6(e)(iii) or Section 2.6(e)(iv) occurs, such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies, other than permanent file copies then in such Holder’s possession, in its possession of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

Section 2.8    Expenses of Registration. The Company will pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this

Agreement and any other actions that may be taken in connection with the registration contemplated herein. Each Holder participating in a registration pursuant to Section 2.3 will bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all Selling Expenses and any other expense relating to a registration of Registrable Shares pursuant to this Agreement and any other Selling Expenses relating to the sale or disposition of such Holder’s Registrable Shares pursuant to any Underwritten Offering Request; provided, however, that each such Holder shall be responsible for its own counsel’s fees and expenses (and no other Holder shall have any responsibility in respect of such fees and expenses).

Section 2.9    Indemnification and Contribution.

(a)    The Company will indemnify and hold harmless each Holder of Registrable Shares covered by a Registration Statement, each person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, managers, stockholders, partners, limited partners, agents and employees of each of them, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; in each case, except to the extent, but only to the extent, that (A) such untrue statement or omission is based upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or (B) such information relates to such Holder or such Holder’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of such Holder expressly for use in the Registration Statement, such Prospectus or in any amendment or supplement thereto.

(b)    Each Holder of Registrable Shares covered by a Registration Statement will, severally and not jointly, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who will sign a Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of securities included in a Registration Statement, and each Person who controls any of the foregoing Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statement or omission is based upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or (ii) such information relates to such Holder or such Holder’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of such Holder expressly for use in the Registration Statement, such Prospectus or in any amendment or supplement thereto.

(c)    Each party entitled to indemnification under this Section 2.9 (the “Indemnified Party”) will give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party will not relieve it from any liability that it may have to the Indemnified Party pursuant to the provisions of this Section 2.9 except to the extent of the actual damages suffered by such delay in notification. The Indemnifying Party will assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party will have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel will be at the expense of the Indemnified Party, unless (i) the employment of such counsel will have been authorized in writing by the Indemnifying Party in connection with the defense of such action, (ii) the Indemnifying Party will not have employed counsel to take charge of the defense of such action or (iii) the Indemnified Party will have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses will be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (A) includes an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d)    If the indemnification provided for in this Section 2.9 is unavailable to a party that would have been an Indemnified Party under this Section 2.9 in respect of any expenses, claims, losses, damages and liabilities referred to herein, then each party that would have been an Indemnifying Party hereunder will, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 2.9(d).

(e)    Notwithstanding anything to the contrary in this Section 2.9, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)    In no event will any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 2.9 in excess of the net proceeds to such Holder of any Registrable Shares sold by such Holder.

Section 2.10    Rule 144. The Company shall, at the Company’s expense, for so long as any Holder holds any Registrable Shares, use commercially reasonable efforts to cooperate with the Holders, as may be reasonably requested by any Holder from time to time, to facilitate any proposed sale of Registrable Shares by the requesting Holder(s) in accordance with the provisions of Rule 144, including by using commercially reasonable efforts (A) to comply with the current public information requirements of Rule 144 and (B) to provide opinions of counsel as may be reasonably necessary in order for such Holder to avail itself of such rule to allow such Holder to sell such Registrable Shares without registration.

Section 2.11    Transfer of Registration Rights. The rights and obligations of a Holder under this Agreement may be transferred or otherwise assigned to a transferee or assignee of Registrable Shares; provided that (i) such transferee or assignee is or becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if such transferee or assignee were an original party hereunder, and (ii) the Company is given written notice by such Holder of such transfer or assignment stating the name and address of such transferee or assignee and identifying the securities with regard to which such rights and obligations are being transferred or assigned.

ARTICLE III

MISCELLANEOUS

Section 3.1    Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the parties, the transactions contemplated by this Agreement and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, will be governed by and construed in accordance with the laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER

PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF MARYLAND. EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 3.5. NOTHING IN THIS SECTION 3.1, HOWEVER, WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT WILL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (ii) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

Section 3.2    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

Section 3.3    Interpretation and Usage. In this Agreement, unless there is a clear contrary intention: (i) when a reference is made to a section, an annex or a schedule, that reference is to a section, an annex or a schedule of or to this Agreement; (ii) the singular includes the plural and vice versa; (iii) reference to any agreement, document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (iv) reference to any statute, rule, regulation or other law means that statute, rule, regulation or law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that section or provision from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of that section or provision; (v) “hereunder,” “hereof,” “hereto,” and words of similar import will be deemed references to this Agreement as a whole and not to any particular article, section or other provision of this Agreement; (vi) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (vii) references to agreements, documents or instruments will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; (viii) the terms “writing,” “written” and words of similar import will be deemed to include communications and documents in e-mail, fax or any other similar electronic or documentary form; and (ix) “party” refers to a party to this Agreement.

Section 3.4     Amendment. No supplement, modification, waiver or termination of this Agreement will be binding unless executed in writing by the Company and Holders holding at least a majority of the Registrable Shares.

Section 3.5    Notices, etc. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement will be in writing (except as otherwise provided in this Agreement), and will be effective and deemed to have been received (i) when delivered in person, (ii) when receipt is acknowledged by recipient if sent by fax or e-mail, (iii) five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next Business Day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices will be addressed as follows: (A) if to a Holder, at such Holders’ address or fax number as such Holder will have furnished to the Company in writing; (B) if to any assignee or transferee of a Holder, at such address or fax number as such assignee or transferee will have furnished the Company in writing; or (C) if to the Company, at the address of its principal executive offices and addressed to the attention of the President, or at such other address or fax number as the Company will have furnished to the Holders. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to a designated representative of such Holder.

Section 3.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto (provided, however, that each party executes one or more counterparts), each of which will be enforceable against the parties actually executing such counterparts, and all of which together will constitute one instrument. This Agreement may be executed in any number of separate counterparts (including by means of facsimile or portable document format (pdf)), each of which is an original but all of which taken together will constitute one and the same instrument.

Section 3.7    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

Section 3.8    Section Titles. Section titles are for descriptive purposes only and will not control or alter the meaning of this Agreement as set forth in the text.

Section 3.9    Successors and Assigns. This Agreement will be binding upon the parties hereto and their respective successors and permitted assigns and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. If any successor or permitted assignee of any Holder will acquire Registrable Shares in any manner, whether by operation of law or otherwise, (i) such successor or permitted assignee will be entitled to all of the benefits of a “Holder” under this Agreement and (ii) such Registrable Shares will be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such Person will be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

Section 3.10    Remedies; No Waiver.

(a)    Each party acknowledges and agrees that the other parties would be irreparably damaged in the event that the covenants set forth in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that each party hereto will be entitled to seek an injunction to specifically enforce the terms of this Agreement solely in the courts specified in Section 3.1, in addition to any other remedy to which such party may be entitled hereunder, at law or in equity.

(b)    No failure or delay by a party in exercising any right or remedy provided by law or under this Agreement will impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy will preclude any further exercise of it or the exercise of any other remedy.

Section 3.11    Attorneys’ Fees. If the Company or any Holder brings an action to enforce its rights under this Agreement, the prevailing party in the action is entitled to recover its costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.

Section 3.12    Changes in Securities Laws. In the event that any amendment, repeal or other change in the securities laws will render the provisions of this Agreement inapplicable, the Company will provide the Holders with substantially similar rights to those granted under this Agreement and use its good faith efforts to cause such rights to be as comparable as possible to the rights granted to the Holders hereunder.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COLONY NORTHSTAR CREDIT REAL ESTATE, INC.

By:	/s/ David A. Palamé
Name:	David A. Palamé
Title:	General Counsel and Secretary

COLONY CAPITAL OPERATING COMPANY, LLC

By: Colony NorthStar, Inc., its managing member

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Executive Vice President and Chief Operating Officer

NRF RED REIT CORP.

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

[Signature Page to Registration Rights Agreement]